Exhibit 10.11

EXECUTION COPY

WARRANT AGREEMENT

This WARRANT AGREEMENT (this “Agreement”) is made as of November 22, 2005, by and among the Persons listed as Purchasers on the signature pages hereto (each a “Purchaser” and collectively the “Purchasers”), and Navtech, Inc., a Delaware corporation (the “Company”).  Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in Section 6 hereof.

WHEREAS, Navtech Systems Support Inc., an Ontario corporation and a wholly-owned subsidiary of the Company (“Navtech Canada”), and the Purchasers have entered into a Note Purchase Agreement, dated the date hereof (as the same may be modified, amended and supplemented from time to time, the “Note Purchase Agreement”);

WHEREAS, pursuant to the Note Purchase Agreement, the Purchasers will purchase from Navtech Canada on the date hereof those certain 9.0% Senior Subordinated Notes due 2011 in an aggregate principal amount of $6.0 million and those certain 12.5% Senior Subordinated Notes due 2011 in an aggregate principal amount of $15.0 million;

WHEREAS, as an inducement and partial consideration to the Purchasers to enter into the Note Purchase Agreement and to purchase the Notes, the Company has agreed to issue on the date hereof to the Purchasers the Warrants in consideration for the Purchasers’ purchase of the Notes, pursuant to the terms and conditions of this Agreement; and

WHEREAS, the Company has authorized the issuance of the Warrants to the Purchasers pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           Issuance of Warrants; Closing.

1A.          Closing.  The issuance of the Warrants to the Purchasers (the “Closing”) shall take place simultaneously with the closing of the purchase and sale of the Notes pursuant to the Note Purchase Agreement.  The date of the Closing is hereinafter referred to as the “Closing Date.”

1B.          Issuance of the Warrants.  At the Closing, the Company shall issue to each Purchaser in consideration for the Purchasers’ purchase of the Notes, a Warrant initially exercisable for the number of shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company set forth next to such Purchaser’s name on the Schedule of Warrantholders attached hereto.  The Warrants shall be substantially in the form of Exhibit A attached hereto and shall be exercisable in accordance with the terms thereof.

1C.          Other Agreements.  At the Closing, as a condition to the issuance and delivery of the Warrants, each of the Purchasers and the Company will enter into the Registration Rights Agreement, and each of the Purchasers and the Company acknowledges and agrees that the Warrant Shares will be subject to the terms thereof and entitled to the benefits thereof.

SECTION 2.           Representations and Warranties of the Company.

2A.          Incorporation of Certain Representations and Warranties.  As of the Closing, the Company represents and warrants to each of the Purchasers that each of the representations and warranties made by Navtech Canada in Sections 6J and 6Y of the Note Purchase Agreement would be true and correct as of the Closing Date, if (i) references to “the Company” or “the Company Group” in such sections were references to the Company, and (ii) references to “the Notes” in such sections were references to the Warrants and Underlying Common Stock.

2B.          Organization and Power.  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.  The copies of the Company’s articles of incorporation and by-laws which have been furnished to Kirkland & Ellis LLP reflect all amendments made thereto at any time prior to the date of this Agreement and are true, correct and complete.  The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books for each member of the Company Group are correct and complete in all material respects.  No member of the Company Group is in default under or in violation of any provision of its formation documents or by-laws in any material respect.

2C.          Capital Stock and Related Matters.

(i)            As of the Closing and immediately thereafter, the authorized capital and outstanding Equity Securities of the Company shall be as set forth on the “Capital Stock Schedule”.  Except as set forth in such Schedule, as of the Closing, the Company shall not have outstanding any Equity Securities.  The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Securities except pursuant to this Agreement and the other Transaction Agreements.  All of the capital stock of the Company outstanding on the Closing Date is validly issued, fully paid and nonassessable.

(ii)           Except as set forth on the “Capital Stock Schedule” and except as may be granted pursuant to this Agreement or the other Transaction Agreements, there are no statutory or contractual stockholders preemptive rights, or rights of refusal with respect to the sale and issuance of any Equity Securities of the Company.  The Company has not violated any applicable United States securities Laws in connection with the offer, sale or issuance of any of its Equity Securities or Debt Securities.  There are no agreements between any of the Company’s stockholders with respect to the voting or transfer of the Company’s Equity Securities or with respect to any other aspect of the Company’s affairs, except for this Agreement and the other Transaction Agreements.

2D.          Authorization; Non-contravention.  The execution, delivery and performance of this Agreement and the other Transaction Agreements to which the Company or any Subsidiary is a party and the issuance of the Notes have been duly authorized by the applicable member of the Company Group.  This Agreement and the other Transaction Agreements to which the Company or any Subsidiary is a party each constitutes a valid and binding obligation of the Company and such Subsidiaries, enforceable against the Company and such Subsidiaries in accordance with their respective terms, except as may be limited by the equitable remedies of specific performance, other equitable remedies or principles or Laws governing creditors’ rights generally.  Neither the execution and the delivery of this Agreement or any other Transaction Agreement nor the consummation of the transactions contemplated hereby or thereby (including the issuance of the Notes), (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Government Entity to which the Company or any Subsidiary is subject, except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect, or any provision of the constitutive documents or by-laws of the Company or any Subsidiary, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, or cancel, any material and written agreement, contract, lease, license or instrument to which the Company or any Subsidiary is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets, other than Permitted Liens).  No member of the Company Group is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Government Entity or any other Person for it to consummate the transactions contemplated by this Agreement or any other Transaction Agreement, except for such as have been made or obtained and except as may be required by applicable securities Laws.

2E.           Financial Statements; Projections.

(a)           Attached hereto on the “Financial Statements Schedule” are the following financial statements:

(i)            the audited consolidated balance sheets of the Company as of October 31, 2004, October 31, 2003 and October 31, 2002 and the related statements of income, cash flows (or the equivalent) and stockholders’ equity for the respective twelve-month periods then ended; and

(ii)           the unaudited consolidated balance sheet of the Company as of July 31, 2005 (the “Latest Balance Sheet”) and the related statements of income and cash flows (or the equivalent) for the nine-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) fairly present in all material respects the consolidated financial position, results of operations and changes in financial position of the Company Group, as of the dates thereof and for the periods indicated therein and has been prepared in accordance with GAAP, consistently applied, except the Latest Balance Sheet and other interim unaudited financial statements do not contain the footnotes required by GAAP.

(b)           Attached hereto on the “Projections Schedule” is a true and complete copy of the latest projections of the consolidated income and cash flows of the Company Group and EAG for the fiscal year ending October 31, 2006.  Such projections have been prepared in good faith and are based on underlying assumptions of the Company which provide a reasonable basis for the projections contained therein, are in the same form as the budget for the fiscal year ending October 31, 2005 that has been delivered to ABRY and have been adjusted to reflect the acquisition of EAG.

2F.           SEC Filings.

(a)           Since November 1, 2001, the Company has made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (such reports collectively, the “Public Reports”).  Each of the Public Reports as of its date complied with the Securities Act or the Exchange Act, as applicable, and the rules promulgated thereunder or pursuant thereto in all material respects.  None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent that a Public Report listed on the “Public Reports Schedule” was corrected by a Public Report subsequently filed with the SEC.

(b)           Each required form, report and document containing financial statements that the Company has filed with or submitted to the SEC since July 31, 2002 was accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated under such act or the Exchange Act (collectively, the “Sarbanes-Oxley Act”), and no such certificate has been modified or withdrawn.  Neither the Company, any Subsidiary of the Company nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications.

SECTION 3.           Representations of Purchasers; Legends.

3A.          Representations of Purchasers.  Each of the Purchasers, on a several (and not a joint and several) basis, hereby represents and warrants to the Company that each of the representations and warranties made by a Purchaser in Section 10C (other than Section 10C(ii)) of the Note Purchase Agreement would be true and correct as of the Closing Date with respect to such first referenced Purchaser, if (i) references to “the Company” or “the Company Group” in such sections were references to the Company, and (ii) references to “the Notes” in such sections were references to the Warrants and Underlying Common Stock.

3B.          Legend.  Each Purchaser hereby acknowledges that each certificate or instrument representing Warrants and Underlying Common Stock shall be imprinted with a legend in substantially the following form, as applicable:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES

LAWS.  THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE ISSUER OF SUCH SECURITIES (THE “COMPANY”), THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED AS OF NOVEMBER 22, 2005, AMONG THE COMPANY AND THE OTHER PARTIES REFERRED TO THEREIN, AS AMENDED AND MODIFIED FROM TIME TO TIME, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER.  A COPY OF SUCH CONDITIONS SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

SECTION 4.           Covenants.

4A.          Reservation of Common Stock.  So long as any Warrants are outstanding, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Underlying Common Stock issuable upon the exercise of all outstanding Warrants.  The Company shall not take any action which would cause the number of authorized but unissued shares of Underlying Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of all outstanding Warrants.  All shares of Underlying Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable.  The Company shall take all such actions as may be necessary to assure that all such shares of Underlying Common Stock may be so issued without violation of any applicable Law or Legal Requirement or any requirements of any securities exchange upon which the Underlying Common Stock may be listed.

4B.          Use of Proceeds.  To the extent any proceeds from the issuance of the Notes or Warrants are received by the Company, the Company will use such proceeds only to consummate the acquisition of EAG and to pay related fees and expenses incurred in connection with this Agreement, the other Transaction Agreements, and the transactions contemplated hereby and thereby.

4C.          Board of Directors.

(a)           So long as at least 50% of the aggregate initial principal amount of the Notes remains outstanding, the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special Board of Directors and stockholder meetings), so that one individual (who initially shall be John Hunt) designated by the Majority Noteholders (the “ABRY Director”) shall be nominated for election to the Board of Directors.

(b)           The Company shall pay the reasonable out-of-pocket expenses incurred by the ABRY Director or any Observer in connection with attending the meetings of the Board of Directors, any Subsidiary Board of Directors and any committee of any of the foregoing.

4D.          Board of Director Observation Rights.  At any time and from time to time when the Majority Noteholders are entitled to elect one director to the Board of Directors pursuant to Section 4C(a) but no such director is a member of the Board of Directors, the Company shall give the Purchasers written notice of each meeting of the Board of Directors (and any committees thereof), at the same time and in the same manner as notice is given to the directors of the Board of Directors, and the Company shall permit one representative selected by the Majority Noteholders (the “Observer”) to attend, as an observer, all such meetings.  The Observer shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors of the Board of Directors (and any committees thereof) in connection with such meetings at the same time such materials and information are given to such directors.  The Company shall provide a copy of any proposed action by written consent in lieu of a meeting of directors of the Company to the Observer prior to the effective date upon delivery to the members of the Board of Directors of such consent describing in reasonable detail the nature and substance of such action.

4E.           Preemptive Rights.

(a)           Except for the issuance of:

(i)            Common Stock and Options to acquire Common Stock pursuant to options, incentive or compensation plans approved by the Board of Directors of the Company to employees, directors and independent contractors in an aggregate amount after the date hereof that does not exceed (x) 1,050,000 shares of Common Stock, whether issued as shares of Common Stock or as Options to acquire Common Stock, and (y) 431,000 shares of Common Stock issuable upon exercise of Options outstanding on the Closing Date (in each case, as adjusted to reflect any stock split, reverse stock split, stock dividend or similar event consummated after the date hereof),

(ii)           Equity Securities issued as all or a portion of the purchase consideration paid to the sellers in the acquisition of another company or business which has been approved by the Board of Directors of the Company

(iii)          Equity Securities issued upon the exercise of any Warrant, or the exercise, conversion or exchange of any Option or Common Stock Equivalent described in the Capital Stock Schedule or issued in accordance with the terms of this

Agreement after the date of this Agreement, so long as such issuance is made pursuant to the terms of such Option or Common Stock Equivalent as in effect on the date hereof or at the time it was issued, as applicable,

(iv)          Equity Securities issued to any Purchaser pursuant to this Agreement,

(v)           Common Stock in a stock dividend, stock split or similar event, or

(vi)          Common Stock issued pursuant to a public offering registered under the Securities Act of 1933, as amended,

so long as any shares of Underlying Common Stock remain outstanding, if the Company at any time after the Closing authorizes the issuance or sale of or proposes to sell, any Equity Securities, the Company shall first offer to sell to each holder of Underlying Common Stock a portion of such Equity Securities equal to the quotient determined by dividing (1) the number of shares of Underlying Common Stock (assuming all Warrants have been exercised for Underlying Common Stock) held by such holder by (2) the total number of shares of Common Stock then outstanding immediately prior to such issuance (assuming all Warrants have been exercised for Underlying Common Stock and all in-the-money Options and Common Stock Equivalents have been exercised or exchanged for or converted into Common Stock in accordance with their terms).  Each holder of Underlying Common Stock shall be entitled to purchase all or any portion of such Equity Securities at the most favorable price and on the most favorable terms as such Equity Securities are to be offered to any other Persons.

(b)           To exercise its purchase rights under this Section 4E, a holder of Underlying Common Stock must within 15 business days after receipt of written notice from the Company describing in reasonable detail the Equity Securities being offered, the purchase price thereof, the payment terms and such holder’s percentage allotment, deliver a written notice to the Company describing its election hereunder.  If all of the Equity Securities offered to the holders of Underlying Common Stock are not fully subscribed by such holders, the remainder of such Equity Securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within 5 business days after receipt of such reoffer.

(c)           Upon the expiration of the offering periods described above, the Company shall be entitled to sell such Equity Securities which the holders of Underlying Common Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders.  Any Equity Securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Underlying Common Stock pursuant to the terms of this Section 4E.

(d)           Nothing contained in this Section 4E shall be deemed to amend, modify or limit in any way the restrictions on the issuance of Equity Securities set forth elsewhere in this Agreement or in any other agreement to which the Company or any Subsidiary of the Company is bound.

4F.           Issuance of Equity Securities. So long as any shares of Underlying Common Stock remain outstanding, in addition to any other limitation set forth in this Agreement or any other Transaction Agreement, the Company will not without the prior authorization and approval of the holders of a majority of the Underlying Common Stock then outstanding, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any Equity Securities that are not capital stock, Options or Common Stock Equivalents.

SECTION 5.           Nature of Restricted Securities; Transfer of Restricted Securities; General Transfer Procedure.

5A.          General Provisions.

(a)           Each Purchaser acknowledges and agrees that the Warrants it is acquiring and the Underlying Common Stock are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws such securities may be resold without registration under the Securities Act only in certain limited circumstances as set forth in this Section 5.  In the absence of an effective registration statement covering such securities or an available exemption from registration under the Securities Act, the Warrants and Underlying Common Stock must be held indefinitely.  In this connection, such Purchaser represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, including the Rule 144 condition that current information about the Company be available to the public.

(b)           The Warrants and Underlying Common Stock are transferable only pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 or Rule 144A adopted by the SEC under the Securities Act or any similar rule or regulation hereafter adopted by the SEC if the exemption from registration under such rule is available and (c) any other legally available means of transfer.

5B.          Legend Removal.  If the Warrants or Underlying Common Stock become eligible for sale pursuant to Rule 144(k) adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC or an effective registration statement under the Securities Act, the Company shall, upon the request of the holder of such securities, remove the legend set forth in Section 3 of this Agreement from the certificates for such securities.

SECTION 6.           Definitions.

6A.          Note Purchase Agreement Definitions.  Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings ascribed thereto in the Note Purchase Agreement.

6B.          Other Defined Terms.  For the purposes of this Agreement, the following terms shall have the following meanings:

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

“Warrants” means the stock purchase warrants issued pursuant to the terms of this Agreement, substantially in the form attached hereto as Exhibit A.

SECTION 7.           Miscellaneous.

7A.          Expenses.  The Company agrees to pay, and hold the Purchasers harmless against any Liability for the payment of the reasonable and documented fees and expenses incurred with respect to any restatements, amendments or waivers (whether or not the same become effective) under or in respect of this Agreement or any other Transaction Agreement.  The Company shall pay, and hold each Purchaser and each holder of Warrants and Underlying Common Stock harmless against Liability for the payment of, (1) stamp and other taxes (but excluding any income taxes of Purchasers) which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Warrants or Underlying Common Stock, and (2) the fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement or any other Transaction Agreement, and (3) the fees and expenses incurred by each such Person in making any filing with any Governmental Entity with respect to its investment in the Company or in any other filing with any Governmental Entity with respect to the Company which mentions such Person.

7B.          Other Miscellaneous Provisions.  Sections 10B, 10D through 10G, and 10J through 10Q of the Note Purchase Agreement are hereby incorporated by reference herein, except that, for purposes of such sections as so incorporated (i) references to “the Company” or “the Company Group” in such sections shall be deemed references to the Company under this Agreement, and (ii) references to “the Notes” in such sections shall be deemed references to the Warrants and Underlying Common Stock under this Agreement.

7C.          Notices; Business Days.  All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given when given in accordance with the notice provisions of the Note Purchase Agreement,  to the party to whom it is directed in the case of a Purchaser, to the address set forth on the Schedule of Warrantholders, and in the case of the Company as follows:

2340 Garden Road
Suite 207
Monterey, CA 93940
Attention:  David Strucke
Facsimile:  1-301-961-6790

with a copy (which shall not constitute notice to the Company) to:

Choate, Hall & Stewart, LLP
Two International Place
Boston, MA 02110
Attention:  Fred Callori, Esq.
Facsimile:  1-617-248-4000

If any time period for giving notice or taking action expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the Commonwealth of Massachusetts (any other day being a “business day”), such time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday.

7D.          Consent to Amendments and Waivers.  Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the holders of the Warrants or Underlying Common Stock unless such modification, amendment or waiver is approved in writing by (i) the Company and (ii) the holders of a majority of the Underlying Common Stock.  Notwithstanding the foregoing, without the consent of any other Person, the Company may amend this Agreement to change the addresses for notice to any Person at such Person’s request.  No other course of dealing between the Company and any holder of Warrants or Underlying Common Stock or any delay in exercising any rights, power or remedy under this Agreement or any of the other Transaction Agreements shall operate as a waiver of any rights of any such holder.

7E.           Consideration for Notes and Warrants.  The Purchasers and the Company acknowledge and agree that the fair market value of any Warrant issued hereunder shall be an amount equal to the product of $2.24 multiplied by the number of shares of Common Stock for which such Warrant is initially exercisable.  The Purchasers and the Company further acknowledge and agree that, notwithstanding that a portion of the aggregate consideration that is payable in connection with the transactions contemplated by the Transaction Agreements is deemed to have been made for the acquisition of Warrants hereunder, for ease of the financing contemplated by the Note Purchase Agreement, the aggregate consideration that is payable in connection with the transactions contemplated by the Transaction Agreements shall be made directly to Navtech Canada.  Each Purchaser and the Company shall file their respective federal, state, provincial, territorial and local Tax returns in a manner which is consistent with such valuation and allocation and shall not take any contrary position with any Taxing authority.

*              *              *              *

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be signed by its duly authorized officers as of the date first written above.

COMPANY:

NAVTECH, INC.

By:
Name:
Title:

PURCHASERS:

ABRY MEZZANINE PARTNERS, L.P.

By:	ABRY MEZZANINE INVESTORS, L.P.,
Its General Partner

By:	ABRY MEZZANINE HOLDINGS LLC,
Its General Partner

By:
Name:
Title:

ABRY INVESTMENT PARTNERSHIP, L.P.

By:	ABRY Investment GP, LLC
Its General Partner

By:
Name:
Title:

SCHEDULE OF WARRANTHOLDERS

Warrantholder	Warrant Shares

ABRY Mezzanine Partners, L.P. 111 Huntington Avenue 30th Floor Boston, MA 02199 Attention: John Hunt Facsimile: (617) 859-8797

with a copy (which shall not constitute notice to the Purchaser) to:

Kirkland & Ellis LLP Citigroup Center 153 East 53rd Street New York, NY 10022 Attention: John Kuehn, Esq. Facsimile: (212) 446-6460

ABRY Investment Partnership, L.P. 111 Huntington Avenue 30th Floor Boston, MA 02199 Attention: John Hunt Facsimile: (617) 859 8797

with a copy (which shall not constitute notice to the Purchaser) to:

Kirkland & Ellis LLP Citigroup Center 153 East 53rd Street New York, NY 10022 Attention: John Kuehn, Esq. Facsimile: (212) 446-6460

CAPITAL STOCK SCHEDULE

13

EXHIBIT A

FORM OF WARRANT

A-1